  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

WeTrade Group Inc.
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

7374

(Primary Standard Industrial Classification Code Number)

______________________________

(I.R.S. Employer Identification Number)

No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City,

People Republic of China +8610-85788631.

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Wyoming Registered Agent 1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and Rule 0-11(a)(4).

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Total value of shares to be issued: $

Fee per Rule 0-11(a)(4): $

4)	Proposed maximum aggregate value of transaction:

Total value of the transaction; $

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

The approximate date on which the information statement is first sent or given to security holders is August 13, 2020.

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to the stockholders of WeTrade Group Inc., a Wyoming corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders.

On August 13, 2020, in an action without meeting of the Board of Directors taken pursuant to W.S. 17-16-1020, the Board of Directors of WeTrade Group Inc. authorized a forward split of all of the issued and outstanding shares of the Common Stock of the corporation, at a ratio of 3 new shares for 1 old share.

Also on August 13, 2020, the majority shareholders of the corporation consented to the forward split as authorized by the Board.

In its recitals in approving the forward split, the Board stated that it wished to avoid any excess inflation or deflation of the price of its shares of Common Stock. In approving the forward split, the corporation also wishes to increase the price per share of its stock (see below for further details on the effect of the forward split on market price).

The effect of the forward split is to increase the number of shares held by each shareholder of Common Stock of the corporation by a factor of 3 except that any fractional shares will be rounded up to the next whole number of shares.

Cumulatively, the effect of the forward split will be to increase the total number of shares of Common Stock outstanding from 101,766,666 to 305,299,998.

The effective date of the forward split has been tentatively set by the Board as August 28, 2020. The exact dates are subject to FINRA review of the forward split and its notification date to the markets.

Pursuant to market practice, the price per share of the corporation’s Common Stock, as traded under the OTC symbol WETG, may decrease by a factor of 3 automatically upon the effective date of the forward split, so that the net value of each share will not change as a result of the forward split.

The corporation has never declared, paid, or been in arrears in paying, a dividend on any of its shares and does not anticipate doing so in the foreseeable future, nor has it declared, paid or been in default in paying, any principal or interest on its stock.

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The following is a table showing each class or series of voting securities entitled to have consented to the forward split, as well as the number of shares outstanding for each class or series and the number of votes to which each class or series was entitled.

Name of Class or Series	Shares Outstanding	No. of Votes Entitled

Common Stock	101,766,666	101,766,666

Total		101,766,666

The following persons have been a director and/or officer of the corporation, or associate of such officer or director, since March 28, 2019, which is the inception of the corporation:

Name	Office Held	Date left office	Interest in WeTrade Group Inc.	Percentage of Ownership

Dai Zheng	CEO, Director	current	87,669,663	86.15%

Li Zhou	COO, Director	current	4,916,500	4.83%

Kean Tat Che	CFO, Director	current	4,916,500	4.83%

Shareholders’ Appraisal and Dissenters’ Rights

The shareholder appraisal and dissenter’s rights provisions of 17-16-1300 et seq. of the Wyoming Statutes are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

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Procedure for Exchange of Stock Certificates

The corporation anticipates that the forward stock split will become effective on or about August 28, 2020 or as soon thereafter as is practicable, which we will refer to as the Effective Date.

Beginning on the Effective Date, each certificate representing pre-forward split shares will be deemed for all corporate purposes to evidence ownership of post-forward split shares.

The corporation’s transfer agent, Globex Transfer LLC of Deltona, Florida, will act as exchange agent for purposes of implementing the exchange of stock certificates.

Holders of pre-forward split shares held in physical certificate form, and not placed on account with a stockbroker, will be directly mailed certificates representing post-forward split shares following the Effective Date.

New certificates will be issued to a stockholder from the corporation’s transfer agent, Globex Transfer LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, (813) 344-4490, www.globextransfer.com.

Shares of the corporation’s Common Stock which are held and on account with a stockbroker as of the Record Date, should be exchanged for post-forward split shares automatically, with no action required from the holder.

Federal Income Tax Considerations

Neither the Company nor its stockholders should recognize any gain or loss for federal income tax purposes as a result of the forward stock split. This conclusion is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. Accordingly, you should consult with your tax advisor.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

You are urged to consult your tax adviser as to the particular tax consequences to you of the forward stock split, including the applicability of any state, local, or foreign tax laws, changes in applicable tax laws, and any pending or proposed legislation.

Exhibits

•	Board Resolution Ex 99.1

•	Majority Shareholders Consent Ex 99.2

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary,

1621 Central Ave

Cheyenne, WY 82001

(307) 637-5151

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Dai Zheng
Dai Zheng
Chief Executive Officer and Director

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